Exhibit 5.1

May 25, 2023

Exact Sciences Corporation
5505 Endeavor Lane
Madison, WI 53719
Ladies and Gentlemen:
We have acted as special counsel to Exact Science Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of the following securities:
(i)common stock, par value $0.01 per share, of the Company (the “Common Stock”);
(ii)preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”);
(iii)debt securities of the Company (the “Debt Securities”);
(iv)warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and
(v)rights to purchase Common Stock, Preferred Stock, Debt Securities or any other securities (the “Rights”).
The Common Stock, Preferred Stock, Debt Securities, Warrants, and Rights are collectively referred to herein as the “Securities.”
This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.
In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the prospectus included in the Registration Statement relating to the Securities; (iii) the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”); (iv) the Sixth Amended and Restated Bylaws of the Company (the “Bylaws” and, together with the Certificate of Incorporation, the “Company Organizational Documents”); (v) the Company’s stock ledger, and (vi) the Indenture dated January 17, 2018, by and between the Company and U.S. Bank National Association (the “Debt Trustee”) pursuant to which the Debt Securities are to be issued, which is filed as Exhibit 4.6 to the Registration Statement (together with any applicable supplement thereto, the “Indenture”). We have also examined and relied upon certificates of public officials and have considered such matters of law as we have deemed necessary to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

Exact Sciences Corporation
May 25, 2023

For the purposes of this opinion letter, we have assumed that: (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that (i) each party to the documents we have examined or relied on (the “Reviewed Documents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) each party to the Reviewed Documents: (a) has the legal capacity, power and authority to execute, deliver, and perform its obligations under the Reviewed Documents to which it is a party, (b) has taken all action necessary to duly authorize the execution and delivery of, and the performance of its obligations under, the Reviewed Documents and (c) has duly executed and delivered the Reviewed Documents; and (iii) the Reviewed Documents constitute the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms. We have not verified any of the foregoing assumptions.
Our opinions set forth below are limited to: (i) the federal laws of the United States; (ii) solely in connection with the opinions given in numbered paragraphs 1, 2 and 6(a) below, the DGCL; and (iii) solely in connection with the opinions given in numbered paragraphs 3, 4, 5 and 6(b) below, the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.
Based on and subject to the foregoing, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Board of Directors of the Company (the “Board of Directors”) and/or any duly authorized committee thereof shall not have rescinded or otherwise modified its authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (v) the Company shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and (vi) the additional qualifications and other matters set forth below, it is our opinion that:
1. When (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of (A) the Board of Directors and/or a duly authorized committee thereof and (B) the Company’s stockholders, so as not to violate any applicable law, rule or regulation, including, without limitation, the DGCL or result in a default under or a breach of any agreement or instrument binding upon the Company, including, without limitation, the Certificate of Incorporation, as it may be amended from time to time, hereafter and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) certificates representing the shares of the Common Stock have been duly executed, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company and the DGCL, and (iii) notation of the issuance of the shares of Common Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement which is enforceable against all parties thereto in accordance with its terms and in an amount at least equal to the aggregate par value of the shares of Common Stock being issued and duly authorized by the Board of Directors and/or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.
2. Assuming the terms of the Preferred Stock have been duly established so as not to violate any applicable law, rule or regulation, including, without limitation, the DGCL, or result in a default under or breach of any agreement or instrument binding upon the Company, including, without limitation, the Certificate of Incorporation, as it may be amended from time to time, hereafter and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation, as it may be amended from time to time

Exact Sciences Corporation
May 25, 2023

hereafter, and such powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof; (ii) an amendment to, or restatement of, the Company’s Certificate of Incorporation, as then in effect, fixing and determining the powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock has been duly authorized by the Board of Directors and stockholders, if applicable, and filed with the Secretary of State of the State of Delaware and become effective; (iii) certificates representing the shares of the Preferred Stock have been duly executed, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company and the DGCL, and (iv) notation of the issuance of the shares of Preferred Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement which is enforceable against the parties thereto in accordance with its terms and in an amount at least equal to the aggregate par value of the shares of Preferred Stock being issued and approved by the Board of Directors and/or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.
3. Assuming the terms of the Debt Securities have been duly established in accordance with the Indenture, and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Debt Securities, and the issuance and sale of the Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof; (ii) the Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; and (iii) the Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Indenture and any other agreement or instrument binding upon the Company and enforceable against the parties thereto, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board of Directors and enforceable against the parties thereto in accordance with its terms, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
4. Assuming the form and terms of the Warrants have been duly established in accordance with the applicable warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Warrants and the Warrant Agreement are governed by the laws of New York, when (i) the form and terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board of Directors and/or a duly authorized committee thereof and enforceable against the parties thereto in accordance with its terms, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

Exact Sciences Corporation
May 25, 2023

5. Assuming the form and terms of the Rights have been duly established in accordance with the applicable rights agreement pursuant to which the Rights are to be issued (the “Rights Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Rights and the Rights Agreement are governed by the laws of New York, when (i) the form, terms and the execution and delivery of the Rights Agreement relating to any Rights and the terms of the Rights, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors and/or a duly authorized committee thereof and of the stockholders, if applicable; (ii) the Rights Agreement relating to the Rights has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Rights or certificates representing the Rights, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Rights Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable Rights Agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board of Directors and/or a duly authorized committee thereof, and enforceable against the parties thereto in accordance with its terms, the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
6. If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized, approved and documented as provided in numbered paragraphs 1 through 5 above, as the case may be and assuming that the Issuable Securities (other than the Common Stock and Preferred Stock) are governed by the laws of New York; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, (a) to the extent the relevant Issuable Securities are Common Stock or Preferred Stock, such Issuable Securities will be validly issued, fully paid and nonassessable and (b) to the extent the relevant Issuable Securities are Debt Securities, Warrants or Rights, such Issuable Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
We note that the maximum number of shares of Common Stock and Preferred Stock issuable under the Registration Statement is not specified, and we assume that, at the time of the issuance of any share of Common Stock or Preferred Stock under the Registration Statement or upon the settlement, exercise, conversion or exchange of any other Securities, the Company will have sufficient authorized and unissued, not otherwise committed to be issued, shares of Common Stock or Preferred Stock, as the case may be, to provide for such issuance.

Exact Sciences Corporation
May 25, 2023

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP